EXHIBIT 10.7

                               SECURITY AGREEMENT

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            THIS SECURITY AGREEMENT (the "Security Agreement") is entered into as of February 15, 2002 by and between William K. Grollman, ("Debtor"), and SmartPros Ltd. a Delaware corporation ("Secured Party")

            This security interest is granted to secure payment and performance on the following obligations owed Secured Party from Debtor: Debtor has borrowed funds from Secured Party pursuant to a $200,000 Secured Promissory Note of even date herewith (the "Note").

            The collateral is comprised of SmartPros Ltd. certificate No. C250 registered in the name of Dr. William K. Grollman for 80,000 shares of Common Stock and SmartPros Ltd. certificate No. PA42 registered in the name of Dr. William K. Grollman for 2,000 shares of series A Preferred Stock.

            Debtor hereby acknowledges to Secured Party, each of the following:

            1. The Debtor owns the collateral and it is free from any other lien, encumbrance and security interest and the Debtor has full authority to grant this security interest.

            2. Debtor agrees to execute such financing statements as are reasonably required by Secured Party.

            3. Upon default in payment or performance of any obligation for which this security interest is granted, or breach of any provision of this agreement, then in such instance secured party may declare all obligations immediately due and payable and shall have all remedies of a secured party under the Uniform Commercial Code.

            DEFAULT: A default hereunder will occur if any of the following events occur:

                  (1) Debtor fails to pay any portion of the Obligation when due;
                  (2) Debtor fails to perform any undertaking or materially
                      breaches any warranty or covenant in this Security Agreement or the Note;
                  (3) Any statement, representation or warranty of Debtor under this Security Agreement or the note is untrue in any material respect when made;
                  (4) Debtor becomes insolvent or unable to pay debts as they mature or makes an assignment for the benefit of creditors or any proceeding is instituted by or against him alleging that he is insolvent or unable to pay his debts as they mature;
                  (5) An attachment, garnishment, execution or other process is issued or a lien filed against any property of his, which is not removed within a reasonable period of time; and

Waiver of any default will not constitute a waiver of any other or subsequent default.


    Signed:


Debtor: s/s William K. Grollman               Secured Party: SmartPros Ltd.


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                             SECURED PROMISSORY NOTE


$200,000.00                                             Date:  February 15, 2002

For value received, the undersigned William K. Grollman (the "Borrower"), at 165 Palmer Lane, Thornwood, NY 10532, promises to pay to the order of SmartPros Ltd., (the "Lender"), at 12 Skyline Drive, Hawthorne, New York 10532, (or at such other place as the Lender may designate in writing) the sum of $200,000.00 with interest from February 15, 2002, on the unpaid principal at the rate of 5.50% per annum.

The unpaid principal and accrued interest shall be payable in full on February 14, 2007 (the "Due Date").

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

This Note is secured by a pledge of 2,000 shares of SmartPros Ltd. preferred stock and 80,000 shares of SmartPros Ltd common stock. The Lender is not required to rely on the above security instrument and the assets secured therein for the payment of this Note in the case of default, but may proceed directly against the Borrower.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

     1) the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

     2) the death of the Borrower or Lender;

     3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

     4) the application for the appointment of a receiver for the Borrower;


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     5) the making of a general assignment for the benefit of the Borrower's creditors;

     6) the insolvency of the Borrower;

     7) a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

In addition, the Borrower shall be in default if there is a sale, transfer, assignment, or any other disposition of any assets pledged as security for the payment of this Note, or if there is a default in any security agreement which secures this Note.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability or the obligations of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note shall be construed in accordance with the laws of the State of New
York.

Signed this 15th day of February, 2202, at Hawthorne, New York.


Borrower:
William K. Grollman


By:     /s/ William K. Grollman
   --------------------------------
          William K. Grollman


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ASSIGNMENT

[ONLY COMPLETE THE FOLLOWING INFORMATION TO ASSIGN PAYMENTS TO A NEW PARTY.]

For value received, the above Note is assigned and transferred to


____________________________________________, ("Assignee") of


_________________________,_________________________,
(City)(State/province)


________________________.
(Country)

Dated: _________________________


By:____________________________________________________
   SmartPros Ltd.